Exhibit 10.4

SPS COMMERCE, INC.

Non-Statutory Stock Option Agreement

Under the 2010 Equity Incentive Plan (Director)

SPS Commerce, Inc. (the “Company”), pursuant to its 2010 Equity Incentive Plan (the “Plan”), hereby grants an Option to purchase shares of the Company’s common stock to you, the Optionee named below. The terms and conditions of the Option Award are set forth in this Agreement, consisting of this cover page and the Option Terms and Conditions on the following pages, and in the Plan document which is attached.

Name of Optionee: **[ ]

No. of Shares Covered: **[ ]	Date of Grant: , 20

Exercise Price Per Share: $**[ ]	Expiration Date: , 20

Vesting and Exercise Schedule:

Dates	Portion of Shares as to Which Option Becomes Vested and Exercisable

By signing below, you agree to all of the terms and conditions contained in this Agreement and in the Plan document, a copy of which is attached. You acknowledge that you have reviewed these documents and that they set forth the entire agreement between you and the Company regarding your right to purchase shares of the Company’s common stock pursuant to this Option.

OPTIONEE:	SPS COMMERCE, INC.

By:
Title:

SPS Commerce, Inc.

2010 Equity Incentive Plan

Non-Statutory Stock Option Agreement

Option Terms and Conditions*

1.	Non-Qualified Stock Option. This Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code and will be interpreted accordingly.

2.	Vesting and Exercise Schedule. This Option will vest and become exercisable as to the number of Shares and on the dates specified in the Vesting and Exercise Schedule on the cover page to this Agreement, so long as your Service to the Company does not end. The Vesting and Exercise Schedule is cumulative, meaning that to the extent the Option has not already been exercised and has not expired, terminated or been cancelled, you or the person otherwise entitled to exercise the Option as provided in this Agreement may at any time purchase all or any portion of the Shares that may then be purchased under that Schedule.

Notwithstanding the foregoing, if and to the extent this Option is continued, assumed or replaced in connection with a Change in Control that constitutes a Corporate Transaction as provided in Section 12(b)(1) of the Plan, then this Option shall immediately become exercisable in full as of the effective time of the Change in Control. If, in connection with the Corporate Transaction, your Service as a director of the Company ends, this Option shall remain exercisable for one year following your termination of Service.

In addition, vesting and exercisability of this Option may be accelerated during the term of the Option under the circumstances described in Sections 12(b)(2) and 12(c) of the Plan, and at the discretion of the Committee in accordance with Section 3(b)(2) of the Plan.

3.	Expiration. This Option will expire and will no longer be exercisable at 5:00 p.m. Central Time on the earliest of:

(a)	The expiration date specified on the cover page of this Agreement;

(b)	Upon your termination of Service for Cause;

(c)	Upon the expiration of any applicable period specified in Section 6(e) of the Plan or Section 2 of this Agreement during which this Option may be exercised after your termination of Service; or

(d)	The date (if any) fixed for termination or surrender of this Option pursuant to Sections 12(b)(2), 12(b)(3), 12(c) or 12(d) of the Plan.

4.	Service Requirement. Except as otherwise provided in Section 6(e) of the Plan or Section 2 of this Agreement, this Option may be exercised only while you continue to provide Service to the Company or any Affiliate, and only if you have continuously provided such Service since the date this Option was granted.

*	Unless the context indicates otherwise, terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future.

Non-Statutory Stock Option Agreement-Director (2010 Equity Incentive Plan)	Page 2

5.	Exercise of Option. Subject to Section 4, the vested and exercisable portion of this Option may be exercised at any time during the Option term by delivering a written notice of exercise to the Company at its principal executive office, and by providing for payment of the exercise price of the Shares being acquired and any related withholding taxes. The notice of exercise, in the form attached to this Agreement, shall be provided to the Company’s Chief Financial Officer. The notice shall state the number of Shares to be purchased, and shall be signed by the person exercising the Option. If you are not the person exercising the Option, the person submitting the notice also must submit appropriate proof of his/her right to exercise the Option.

6.	Payment of Exercise Price. When you submit your notice of exercise, you must include payment of the exercise price of the Shares being purchased through one or a combination of the following methods:

(a)	Cash (including personal check, cashier’s check or money order);

(b)	To the extent permitted by the Committee, by means of a broker-assisted cashless exercise in which you irrevocably instruct your broker to deliver proceeds of a sale of all or a portion of the Shares to be issued pursuant to the exercise to the Company in payment of the exercise price of such Shares; or

(c)	By delivery to the Company of Shares (by actual delivery or attestation of ownership in a form approved by the Company) already owned by you that are not subject to any security interest and that have an aggregate Fair Market Value on the date of exercise equal to the exercise price of the Shares being purchased; or

(d)	By authorizing the Company to retain, from the total number of Shares as to which the Option is being exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is being exercised.

However, if the Committee determines, in any given circumstance, that payment of the exercise price with Shares or by authorizing the Company to retain Shares is undesirable for any reason, you will not be permitted to pay any portion of the exercise price in that manner.

7.	Withholding Taxes. You may not exercise this Option in whole or in part unless you make arrangements acceptable to the Company for payment of any federal, state, local or foreign withholding taxes that may be due as a result of the exercise of this Option. You hereby authorize the Company (or any Affiliate) to withhold from payroll or other amounts payable to you any sums required to satisfy such withholding tax obligations, and otherwise agree to satisfy such obligations in accordance with the provisions of Section 14 of the Plan. If you wish to satisfy some or all of such withholding tax obligations by delivering Shares you already own or by having the Company retain a portion of the Shares being acquired upon exercise of the Option, you must make such a request which shall be subject to approval by the Company. Delivery of Shares upon exercise of this Option is subject to the satisfaction of applicable withholding tax obligations.

8.

Delivery of Shares. As soon as practicable after the Company receives the notice and exercise price provided for above, and has determined that all conditions to exercise, including Sections 7 and 9 of this Agreement, have been satisfied, it shall deliver to the person exercising the Option, in the name of such person, the Shares being purchased, as evidenced by issuance of a stock certificate or certificates, electronic delivery of such Shares to a brokerage account designated by such person, or book-entry registration of such Shares with the Company’s transfer agent. The

Non-Statutory Stock Option Agreement-Director (2010 Equity Incentive Plan)	Page 3

Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith. All Shares so issued shall be fully paid and nonassessable.

9.	Compliance with Laws. This Option may be exercised only if the issuance of Shares upon such exercise complies with all applicable legal requirements, including compliance with the provisions of applicable federal and state securities laws.

10.	Transfer of Option. During your lifetime, only you (or your guardian or legal representative in the event of legal incapacity) may exercise this Option except in the case of a transfer described below. You may not assign or transfer this Option except (i) for a transfer upon your death in accordance with your will, by the laws of descent and distribution or pursuant to a beneficiary designation submitted in accordance with Section 6(d) of the Plan, (ii) pursuant to a qualified domestic relations order, or (iii) with the prior written approval of the Company, by gift, in a form accepted by the Company, to a permitted transferred under General Instruction A(5) to Form S-8 under the Securities Act. The Option held by any such transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to its transfer and may be exercised by such transferee as and to the extent that the Option has become exercisable and has not terminated in accordance with the provisions of the Plan and this Agreement.

11.	No Stockholder Rights Before Exercise. Neither you nor any permitted transferee of this Option will have any of the rights of a stockholder of the Company with respect to any Shares subject to this Option until a certificate evidencing such Shares has been issued, electronic delivery of such Shares has been made to your designated brokerage account, or an appropriate book entry in the Company’s stock register has been made. No adjustments shall be made for dividends or other rights if the applicable record date occurs before your stock certificate has been issued, electronic delivery of your Shares has been made to your designated brokerage account, or an appropriate book entry in the Company’s stock register has been made, except as otherwise described in the Plan.

12.	Governing Plan Document. This Agreement and Option are subject to all the provisions of the Plan, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan. If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern.

13.	Choice of Law. This Agreement will be interpreted and enforced under the laws of the state of Delaware (without regard to its conflicts or choice of law principles).

14.	Binding Effect. This Agreement will be binding in all respects on your heirs, representatives, successors and assigns , and on the successors and assigns of the Company.

15.	Other Agreements. You agree that in connection with the exercise of this Option, you will execute such documents as may be necessary to become a party to any stockholder, voting or similar agreements as the Company may require.

16.	Restrictive Legends. The Company may place a legend or legends on any certificate representing Shares issued upon the exercise of this Option summarizing transfer and other restrictions to which the Shares may be subject under applicable securities laws, other provisions of this Agreement, or other agreements contemplated by Section 15 of this Agreement. You agree that in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent.

By signing the cover page of this Agreement, you agree to all the terms and conditions described above and in the Plan document.

Non-Statutory Stock Option Agreement-Director (2010 Equity Incentive Plan)	Page 4

NOTICE OF EXERCISE

Non-Statutory Stock Option

                                     , 20

SPS Commerce, Inc.

333 South Seventh Street, Suite 1000

Minneapolis, Minnesota 55402

Attention: Chief Financial Officer

Ladies and Gentlemen:

I hereby exercise the following option (the “Option”) granted to me under the SPS Commerce, Inc. 2010 Equity Incentive Plan (as amended from time to time, the “Plan”) with respect to the number of shares of common stock of SPS Commerce, Inc. (the “Company”) indicated below:

Name:

Date of Grant of Option:

Exercise Price Per Share:

Number of Shares With Respect to Which the Option is Hereby Exercised:

Total Exercise Price:

☐	Enclosed with this Notice is a check, cashier’s check or money order in the amount of the Total Exercise Price.

☐	Enclosed with this Notice is a copy of my irrevocable instruction to my broker, , to deliver to the Company proceeds of the sale of some or all of the Shares being acquired in an amount equal to the Total Exercise Price.

☐	Enclosed with this Notice is a certificate evidencing unencumbered Shares (duly endorsed in blank) having an aggregate Fair Market Value (as defined in the Plan) equal to or in excess of the Total Exercise Price or an affidavit of ownership in the form of Exhibit A attached hereto attesting to my ownership of unencumbered Shares having an aggregate Fair Market Value (as defined in the Plan) equal to or in excess of the Total Exercise Price.

☐	I elect to pay the Total Exercise Price through a reduction in the number of Shares to be delivered to me upon this exercise of the Option.

In connection with this exercise, I represent, warrant and acknowledge as follows:

•

I will provide for the payment to the Company, in a manner agreed to by the Company, of the amount of any required withholding taxes in connection with this exercise as provided in Section 14 of the Plan.

•	I am the owner of all Shares delivered with this Notice or attested to on the attached affidavit of ownership, free and clear of all liens, security interests and other restrictions or encumbrances.

Please issue the number of Shares with respect to which the Option is being exercised (or the net number of Shares if the Total Exercise Price and/or applicable withholding taxes are being paid through a reduction in the number of Shares to be delivered to me) in the manner indicated below:

☐	Issue a certificate (the “Certificate”) for the Shares in the name of the person(s) indicated below and deliver the Certificate to the address indicated:

Name(s) in Which to Issue Certificate:

Address to Which Certificate Should be Delivered:

Principal Mailing Address for Holder of the Certificate (if different from above):

☐	Electronic delivery of the Shares to my brokerage account as indicated below:

Name of Brokerage Firm:

My Account Number:

Brokerage Firm DWAC Participant Number:

☐	Create a book-entry registration of the Shares in the name of the person(s) indicated below:

Name(s) in Which to Create Book-Entry Registration:

Mailing Address for Book-Entry Holders:

Very truly yours,

Signature

Name, please print

Social Security Number

Exhibit A

Affidavit of Ownership of

SPS Commerce, Inc. Common Stock

Pursuant to the Notice of Exercise that I have submitted to SPS Commerce, Inc. (the “Company”), I am electing to pay (select one or both)

☐	the Total Exercise Price for the option shares

☐	federal income tax withholding in excess of the minimum required withholding amount by attesting to ownership of the shares listed below and hereby tender for accounting purposes such shares in payment thereof. I hereby certify that:

1.	I beneficially own shares of Company common stock (the “Swap Shares”) as of the date hereof. These Swap Shares are:

☐	Held in my name individually and a photocopy of the stock certificate evidencing my ownership is attached.

☐	Held in my name and as joint tenants and a photocopy of the stock certificate evidencing ownership is attached.

☐	Held in a brokerage account in the name of . A photocopy of a brokerage statement of account, dated within the preceding two months and showing evidence of ownership of Company stock, is attached. (The option holder may block out information not relevant to Company stock ownership on the account statement.)

2.	The Swap Shares are held by me as described above and are not held for my benefit by a Trustee or custodian in the SPS Commerce, Inc. 401(k) Retirement Savings Plan, in an IRA account or in any other type of employee benefit or tax deferral plan.

Date	Signature